EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of Duff & Phelps Corporation and Subsidiaries:

We consent to the incorporation by reference in the registration statement (No. 333-148144) on Form S-8 and in the registration statement (No. 333-158739) on Form S-3 of Duff & Phelps Corporation and subsidiaries of our reports dated February 25, 2009, except for Notes 2, 4, 17 and 19 which are dated as of October 15, 2009 with respect to the consolidated balance sheets of Duff & Phelps Corporation and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income/(loss), and cash flows for the year ended December 31, 2008 and the period from October 4, 2007 to December 31, 2007; and the consolidated statement of operations, unitholders’ equity and comprehensive income/(loss) and cash flows of Duff & Phelps Acquisitions, LLC for the period from January 1, 2007 to October 3, 2007 and the year ended December 31, 2006, the related consolidated financial statement schedule, which report appears in this report on Form 8-K of Duff & Phelps Corporation and subsidiaries dated October 15, 2009 and the effectiveness of internal control over financial reporting as of December 31, 2008, which report appears in the December 31, 2008 annual report on Form 10-K of Duff & Phelps Corporation and subsidiaries.

Our report on the consolidated financial statements refers to the commencement of operations on October 4, 2007 of Duff & Phelps Corporation and the adoption of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, as of January 1, 2008, the retroactive application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements and of FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities which were adopted as of January 1, 2009, and the retroactive application of Duff & Phelps Corporation’s change in segment structure in accordance with Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information.

/s/ KPMG LLP

New York, New York

October 15, 2009